As filed with the Securities and Exchange Commission on June 20, 2025

Registration No. 333-286272

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GCI Liberty, Inc.
(Exact name of registrant as specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	4841 (Primary Standard Industrial Classification Code Number)	36-5128842 (I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(720) 875-5900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Copy to:

Renee L. Wilm

Chief Legal Officer & Chief Administrative Officer

GCI Liberty, Inc.

12300 Liberty Boulevard

Englewood, Colorado 80112

(720) 875-5900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

C. Brophy Christensen Noah Kornblith Jeeho Lee O’Melveny & Myers LLP Two Embarcadero Center, 28th Floor San Francisco, California 94111 (415) 984-8700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging Growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

GCI Liberty, Inc. is filing this Amendment No. 3 to its Registration Statement on Form S-1 (File No. 333-286272) (the “Registration Statement”) as an exhibits-only filing for the purpose of replacing (i) Exhibit 5.1: Form of Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered, and the related Exhibit 23.2: Consent of Greenberg Traurig, LLP, previously filed with the Registration Statement, with a final, executed version of Exhibit 5.1, and the related final Exhibit 23.2, and (ii) Exhibit 107: Filing Fee Table, previously filed with the Registration Statement, with an updated version reflecting an increased maximum amount of securities to be registered. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and Exhibits 5.1, 23.2 and 107 filed herewith. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between Liberty Broadband Corporation and GCI Liberty, Inc.#
3.1	Form of Amended and Restated Articles of Incorporation of GCI Liberty, Inc.#
3.2	Form of Amended and Restated Bylaws of GCI Liberty, Inc.#
3.3	Form of Certificate of Designations of 12% Series A Cumulative Redeemable Non-Voting Preferred Stock of GCI Liberty, Inc.#
4.1	Indenture, dated October 7, 2020, by and between GCI, LLC, as issuer, and MUFG Union Bank, N.A., as trustee#
4.2	Form of 4.750% Senior Notes due 2028#
5.1	Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered*
10.1	Form of Tax Sharing Agreement between Liberty Broadband Corporation and GCI Liberty, Inc.#
10.2	Form of Tax Receivables Agreement between Liberty Broadband Corporation and GCI Liberty, Inc.#
10.3+	Employment Agreement, dated as of December 22, 2022, by and between GCI Communication Corp. and Ronald A. Duncan#
10.4+	Form of GCI Liberty, Inc. Transitional Stock Adjustment Plan#
10.5+	Form of GCI Liberty 2025 Omnibus Incentive Plan#
10.6	Form of Indemnification Agreement between GCI Liberty, Inc. and its executive officers/directors#
10.7	Form of Services Agreement between GCI Liberty, Inc. and Liberty Media Corporation#
10.8	Form of Facilities Sharing Agreement between GCI Liberty, Inc., Liberty Property Holdings, Inc, and Liberty Media Corporation#
10.9	Form of Aircraft Time Sharing Agreement between GCI Liberty, Inc. and Liberty Media Corporation#
10.10	Amendment Agreement, dated as of March 25, 2025, among GCI, LLC, the subsidiary guarantors party thereto, the lenders party thereto, Credit Agricole Corporate and Investment Bank, as administrative agent, and the other parties thereto#
10.11	Letter Agreement, dated as of July 1, 2020, between GCI Communication Corp. and Ronald A. Duncan#
10.12	Voting Side Letter Agreement, dated as of December 31, 2024, by and between GCI Liberty, Inc. and the John C. Malone 1995 Revocable Trust, the Leslie A. Malone 1995 Revocable Trust, the John C. Malone June 2003 Charitable Remainder Unitrust, the Tracy M. Amonette Trust A, the Evan D. Malone Trust A and the Malone Family Land Preservation Foundation#
10.13	Exchange Side Letter Agreement, dated as of November 12, 2024, by and among Liberty Broadband Corporation, John C. Malone, The John C. Malone 1995 Revocable Trust, The Leslie A. Malone 1995 Revocable Trust and the John C. Malone June 2003 Charitable Unitrust#
21.1	List of Subsidiaries of GCI Liberty, Inc.#
23.1	Consent of KPMG, LLP (independent registered public accountant)#
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (Included on the Signature Pages to the Registration Statement)#
99.1	Consent of Ronald A. Duncan to be named a director#
99.2	Consent of Larry E. Romrell to be named a director#
99.3	Consent of Richard R. Green to be named a director#
99.4	Consent of Brian M. Deevy to be named a director#
99.5	Notice Under Rule 104 of Regulation BTR, dated May 13, 2025#
107	Filing Fee Table*

+	Indicates a management contract or compensatory plan.

#	Previously filed.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, GCI Liberty, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on June 20, 2025.

GCI LIBERTY, INC.

By:	/s/ Renee L. Wilm
Name:	Renee L. Wilm
Title:	Chief Legal Officer and Chief Administrative Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
John C. Malone	Director	June 20, 2025

*	President and Chief Executive Officer
Ronald A. Duncan	(Principal Executive Officer)	June 20, 2025

*	Chief Accounting Officer and Principal Financial Officer
Brian J. Wendling	(Principal Accounting Officer) and Director	June 20, 2025

/s/ Renee L. Wilm	Chief Legal Officer and
Renee L. Wilm	Chief Administrative Officer and Director	June 20, 2025

*By:	/s/ Renee L. Wilm
Renee L. Wilm
Attorney-in-fact